Exhibit 99.1
JAFRA
Private — Confidential
Enrique Marco
c/o Jafra Cosmetics International, Inc.
2451 Townsgate Road
Westlake Village, CA 91361
USA
19th December, 2006
Dear Mr. Marco,
Pursuant to section 3.3 of your employment agreement dated 12th January, 2006, as well as the Additional Bonus Compensation Letter dated 12th January, 2006, you are eligible for a bonus compensation at the discretion of the company.
Please find attached the new bonus plan as of 1st January, 2007. We would appreciate your acknowledgement of receipt of this new bonus plan but please understand whether you execute this or not does not change the contents of this new bonus plan.
Also, we would like to confirm that the guaranteed bonus for 2006 amounting to USD 114,000 gross per annum (payable pro rated, i.e. USD 76,000 gross) will be paid to you in April, 2007.
Furthermore, we have the pleasure to inform you that because of your contribution to the success of Jafra during this year we would like to pay to you a one-off premium of USD 30,000 gross, payable in December, 2006.
We wish you all the best for your future tasks to come and we are hoping for a further successful co-operation.
Yours sincerely,
Wolfgang Bahlmann
Jafra Cosmetics International, Inc. 2451 Townsgate Road, Westlake Village, CA 91361, Phone 805 449 3000 Fax 805 449 3254

JAFRA
Private — Confidential
Jafra Cosmetics International Inc.
Mr. Enrique Marco
2451 Townsgate Road
CA 91361 Westlake Village, California 91361
USA
November 24, 2006
Additional Compensation
Dear Mr. Marco
Pursuant to Section 3.3 of your Employment Agreement with Jafra Cosmetics International, Inc. you are eligible for bonus compensation at the discretion of the Company. As from 1st January, 2007 the following bonus structure applies:
–	If during the fiscal year Jafra achieves 100% of Net Activity target established by the Board for that fiscal year, (the “Net Activity Target”), you will be entitled to a bonus equal to 60% of your base salary.

–	If the Company achieves 85% of the Net Activity Target, you are entitled to a bonus equal to 36% of your base salary.

–	If the Net Activity achieved by Jafra is less than 85% of the Net Activity Target, you are ineligible for any bonus.

–	If Jafra achieves more than 85% of the Net Activity Target, but less than 100% of the Net Activity Target, you are entitled to a bonus equal to the sum of (1) 36% of your base salary and (2) 1.6% of your base salary for each 1% that Jafra exceeds 85% of such Net Activity Target.

–	If Jafra achieves more than 100% of the Net Activity Target, you are entitled to a bonus equal to the sum of (1) 60% of your base salary and (2) 1.2% of your base salary for each 1% that Jafra exceeds 100% of such Net Activity Target up to a maximum of 120% of the Net Activity Target (= 84% of base salary).

–	If the Net Activity achieved by Jafra is more than 120% of the Net Activity Target, you are eligible for a bonus equal to 84% of you base salary.
Enclosed please find a copy of the detailed calculation.

JAFRA
Page 2 of letter to Mr. Enrique Marco
For purposes of this bonus plan, Net Activity equals Total Net Activity as that term is defined in the Rules of Vorwerk Management Reporting as of July 2004.
The Net Activity is calculated with the currency exchange rate which was determined for the budget calculation of the corresponding year.
The bonus payable to you under this bonus plan will be paid in a lump sum no later than 30 days following receipt by the Board of Jafra’s audited consolidated financial statements for the relevant fiscal year.
The above-described bonus plan is subject to modification by the Company each year at its sole discretion and replaces all previous bonus schemes (Additional Compensation).
Yours sincerely,
Jafra Worldwide Holdings s. á R.L. S.A. (Luxemburg)
for and on behalf of

JAFRA COSMETICS INTERNATIONAL, INC.
By:
Eugeno López-Barrios

By:
Wolfgang Bahlmann

Agreed:

Name:      Enrique Marco

Calculation Additional Compensation

< 85%	0%
85%	36,0%
86%	37,6%
87%	39,2%
88%	40,8%
89%	42,4%
90%	44,0%
91%	45,6%
92%	47,2%
93%	48,8%
94%	50,4%
95%	52,0%
96%	53,6%
97%	55,2%
98%	56,8%
99%	58.4%

101%	61,2%
102%	62,4%
103%	63,6%
104%	64,8%
105%	66,0%
106%	67,2%
107%	68,4%
108%	69,6%
109%	70,8%
110%	72,0%
111%	73,2%
112%	74,4%
113%	75,6%
114%	76,8%
115%	78,0%
116%	79,2%
117%	80,4%
118%	81,6%
119%	82,8%
120%	84,0%
> 120%	84,0%